EXHIBIT 23.1

                                                   7700 NORTH KENDALL DRIVE, 204
                                                   MIAMI, FLORIDA     33156-7578
                                                   TELEPHONE      (305) 274-1366
                                                   FACSIMILE      (305) 274-1366
                                                   E-MAIL         INFO@USCPA.COM
                                                   INTERNET        WWW.USCPA.COM

         [LOGO OMITTED]

Stockholders and Board of Directors
VentureNet Capital Group, Inc.
Temecula, California

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 9, 2000, in the registration statement (Form SB-2, No. 333-88279) and related prospectus of VentureNet Capital Group, Inc. for the registration of 1,000,000 units, each unit consisting of eight shares of VentureNet Capital Group, Inc. common stock and two warrants to purchase two shares of VentureNet Capital Group, Inc. common stock, and 5,692,000, shares being registered for future sale by selling shareholders.

                                         /s/ Dohan and Company, P.A., CPA's
                                         ----------------------------------

Miami, Florida
August 25, 2000